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Exhibit 10.5

EXECUTION COPY

LOAN AGREEMENT (N668DN)

dated as of October 1, 2010

among

GREENWICH KAHALA AVIATION LTD., as Parent

GKA LEASING 25141 LIMITED, as Owner Participant

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as expressly provided herein, but solely as owner trustee, as Borrower

R3 Capital Partners Master, LP, as Participant

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly provided herein, but solely as Security Trustee

_________________________

LOAN CERTIFICATES COVERING
ONE BOEING MODEL 757-232 AIRCRAFT
BEARING MSN 25141 AND FAA REGISTRATION MARK N668DN
LEASED BY DELTA AIR LINES, INC.

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i

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TABLE OF CONTENTS
(continued)

Schedule I — Address for Notices and Payment Instructions

Annex A — Loan Amortization Schedule

ii

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LOAN AGREEMENT (N668DN), dated as of October 1, 2010 (this “Agreement”), among GREENWICH KAHALA AVIATION LTD., a company organized and existing under the laws of Bermuda, as parent (the “Parent”), GKA LEASING 25141 LIMITED, a company organized and existing under the laws of Ireland, as owner participant (the “Owner Participant”), WILMINGTON TRUST COMPANY, a Delaware banking corporation (“WTC”), not in its individual capacity, except as expressly provided herein, but solely as owner trustee under the Trust Agreement, as borrower (the “Borrower”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as security trustee (the “Security Trustee”), R3 CAPITAL PARTNERS MASTER, LP, as a participant (in such capacity, a “Participant” and together with its successors, assigns and transferees, the “Participants”).

WHEREAS, each of the parties hereto has agreed to enter into this Agreement to provide for the financing of the Aircraft by the Participants; and

WHEREAS, the Aircraft will be mortgaged to, and the Lease will be assigned to, the Security Trustee, for the benefit of the Participants, pursuant to the Aircraft Security Agreement (N668DN), dated as of the date hereof (as the same may be amended, modified or supplemented, the “Security Agreement”).

NOW THEREFORE, for good and valuable consideration, the receipt of which has been duly received, the parties hereto agree as follows:

Section 1.     Definitions.

1.1  Definitions by Cross-Reference. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth or incorporated by reference in the Security Agreement.

1.2  Special Definitions. In addition, the following terms shall have the following meanings:

“Debt Rate” shall mean (i) from the Closing Date through and including October 20, 2013, 12.50% per annum, and (ii) from and after October 20, 2013, 13.25% per annum.

“Loan Amount” shall mean an amount equal to 80% of the sum of (i) the Purchase Price plus (ii) those expenses incurred by the Borrower, the Owner Participant and the Parent in connection with the preparation, negotiation, execution and delivery of the Loan Operative Documents, the Sale Agreement and related documents and the closing of the transactions contemplated hereby and thereby, including those expenses referred to in Section 8.10(a)(i), (c) and (d) hereof, reasonably estimated by the Parent to the extent necessary to do so at the date of the Notice of Borrowing; provided that, in no event shall the Loan Amount exceed $7,439,600.

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“Maturity Date” shall mean January 20, 2014; provided that if the Lessee shall have extended the Term under the Lease pursuant to Section 19(a)(1) of the Lease and the Basic Rent during the Renewal Term (as determined in accordance with Section 19(a)(3) of the Lease) shall equal or exceed $135,000, then the “Maturity Date” shall be extended to January 20, 2016.

“Participation Percentage” shall mean, for any Participant, the percentage set opposite the name of such Participant on Schedule I hereto, or if there is only one Participant, 100%.

“Prepayment Fee” shall mean, with respect to any prepayment of the Loan Certificates, (i) from the 25th monthly anniversary of the Closing Date through and including the 36th monthly anniversary of the Closing Date, an amount equal to 3.0% of the outstanding principal amount of the Loan being prepaid, (ii) following the 36th monthly anniversary of the Closing Date through and including October 20, 2013, an amount equal to 2.0% of the outstanding principal amount of the Loan being prepaid, and (iii) for any period after October 20, 2013 an amount equal to $0.

“Purchase Price” shall mean that amount payable to SVMF 9, LLC under the Sale Agreement in respect of the sale and assignment of the beneficial interest in the trust which owns the Aircraft.

Section 2.     The Loan.

2.1  Commitments to Lend. Subject to the terms and conditions of this Agreement, on the Closing Date each Participant agrees to fund an amount equal to its Participation Percentage of the Loan Amount to enable a Loan (the “Loan”) to be made to the Borrower. Unless the context shall otherwise require, for all purposes of this Agreement and the other Operative Documents, the Loan shall mean the aggregate outstanding principal amount of the Loan Certificates.

2.2  Notice of Borrowing. The Borrower and the Parent shall give the Participants irrevocable notice (the “Notice of Borrowing”) by 2:00 p.m. (New York time) at least two Business Days before the Closing Date (or such shorter period as the Participants may otherwise agree), which notice shall specify:

(i)	the Business Day on which the Closing Date shall occur;

(ii)	the Loan Amount; and

(iii)	wire instructions for the disbursement of the Loan on the Closing Date.

2.3  Amortization Schedules. The Loan Certificates shall amortize monthly in the manner provided in Annex A attached hereto. In the event that the Term under the Lease is extended pursuant to Section 19(a)(1) thereof and as a result thereof the Maturity Date hereunder is extended (as provided in the definition thereof) (the period of extension of the Maturity Date being referred to as the “Extension Period”), Annex A shall be amended to provide that on the original Maturity Date and thereafter during the Extension Period, all Basic Rent payable under the Lease shall first be applied to interest payable on the Loan with any balance thereafter being

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used to reduce outstanding principal on the Loan. The Participants shall provide Borrower with a revised Annex A (together with revised Amortization Schedules for each Loan Certificate) in connection with such extension and such revised Annex A and Amortization Schedules for all purposes hereof constitute Annex A and the applicable Amortization Schedule, absent manifest error.

2.4   Manner of Payment. Each Loan shall be made by each Participant to the Borrower at such account or accounts in the continental United States as shall be directed in accordance with Section 2.2 in immediately available funds.

Section 3.  Conditions Precedent.

3.1  Conditions Precedent on the Closing Date. The obligation of the Participants to fund their Participation Percentages of the Loan Amount and to disburse the Loan is subject to the following conditions precedent having been complied with to the satisfaction of or waived in writing by the Participants on or before the Closing Date (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to the Participants and, unless otherwise specified, to be dated the Closing Date):

(a)  Each Participant shall have received the Notice of Borrowing pursuant to Section 2.2, and the Closing Date shall not be later than October 7, 2010 (such date to be extended with the written consent of the Participants).

(b)  On the Closing Date, the Aircraft will have been duly certified by the FAA as to type and airworthiness, will not have suffered an Event of Loss and shall otherwise be in the condition and state of repair required under the terms of the Sale Agreement.

(c)  On the Closing Date, (i) no material disruption or material adverse changes shall have occurred in the financial, banking or capital markets since July 23, 2010 that in the reasonable judgment of any Participant would have a material adverse effect on the funding costs of such Participant, and (ii) no material adverse change in the financial condition or prospects of the Lessee, the Owner Participant, Parent or the Borrower shall have occurred since July 23, 2010.

(d)  On the Closing Date, no change shall have occurred since July 23, 2010 in applicable law which, in the reasonable opinion of any Participant, would make it illegal under applicable law for such Participant to make available its Loan.

(e)  The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Closing Date and an executed copy of each shall have been delivered to each Participant and the Security Trustee:

  (i)  this Agreement;

  (ii)  the Security Agreement and the Security Agreement Supplement describing the Aircraft;

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  (iii)  the Loan Certificate for each Participant, duly completed (the original of each to be delivered to such Participant);

  (iv)  the Lessee Consent;

  (v)  the Sale Agreement (including any assignment and assumption agreement contemplated thereby);

  (vi)  the Guaranty; and

  (vii)  the Beneficial Interest Pledge Agreement.

(f) Each Participant and the Security Trustee shall have received the following:

  (i)  true and complete copies of the Lease Operative Documents together with each of the legal opinions, certificates and other documents delivered in connection therewith;

  (ii)  a copy of the organizational documents of the Parent, certified by an officer of Parent, a good standing certificate, and other evidence authorizing execution, delivery and performance by the Parent of this Agreement and each other Operative Document to which the Parent is or will be a party (collectively, for the Parent, the “Parent’s Documents”);

  (iii)  a copy of the organizational documents of the Owner Participant, certified by an authorized representative of the Owner Participant, a good standing certificate, and other evidence authorizing execution, delivery and performance by the Owner Participant of this Agreement and each other Operative Document to which the Owner Participant is or will be a party (collectively, for the Owner Participant, the “Owner Participant’s Documents”);

  (iv)  a copy of the organizational documents of WTC, certified by the Secretary or an Assistant Secretary of the WTC, and other evidence authorizing execution, delivery and performance by WTC of the Trust Agreement (collectively, for the WTC, the “Trustee’s Documents”);

  (v)  evidence authorizing execution, delivery and performance by the Borrower of this Agreement and each other Operative Document to which the Borrower is or will be a party (collectively, for the Borrower, the “Borrower’s Documents”);

  (vi)  a copy of the organizational documents of the Security Trustee, certified by the Secretary or an Assistant Secretary of the Security Trustee, and other evidence authorizing execution, delivery and performance by the Security Trustee and Wells Fargo Bank Northwest, National Association of this Agreement and each other Operative Document to which the Security Trustee or Wells Fargo Bank Northwest, National Association is or will be a party (collectively, for the Security Trustee and Wells Fargo Bank Northwest, National Association, the “Security Trustee’s Documents”);

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  (vii)  an incumbency certificate of the Parent, the Borrower, the Owner Participant and WTC as to the person or persons authorized to execute and deliver the Parent’s Documents, the Borrower’s Documents, the Owner Participant’s Documents and the Trustee’s Documents, respectively, and the specimen signature of such person or persons;

  (viii)  copies of all documents delivered by the Owner Participant under the Beneficial Interest Pledge Agreement and by Seller under the Sale Agreement; and

  (ix)  such other documents and evidence with respect to the Parent, the Borrower, WTC or the Owner Participant as any Participant or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the other Operative Documents, the taking of all corporate proceedings in connection therewith, compliance with the conditions herein or therein set forth and compliance with any money laundering informational requirements the participants may have.

(g)  All approvals and consents of any trustee or holder of their indebtedness or obligation of the Parent, the Borrower, the Owner Participant or any of their Affiliates which are required in connection with any of the transactions contemplated by this Agreement shall have been duly obtained, and evidence thereof shall have been delivered to each Participant and the Security Trustee.

(h)  On the Closing Date, the following statements shall be correct, and each of the Participants and the Security Trustee shall have received evidence reasonably satisfactory to it (including the results of an FAA lien search by FAA counsel and printouts of the “priority search certificates” (as defined in the Regulations for the International Registry) from the International Registry relating to the Airframe and each Engine) to the effect that:

  (i)  the Borrower has good and legal title to the Aircraft free and clear of all Liens other than Permitted Liens described in clauses (i), (ii), (iv), (v), (vi) or (viii) of Section 6 of the Lease;

  (ii)  the Security Agreement and the Security Agreement Supplement with respect to the Aircraft shall have been duly filed for recordation with the FAA pursuant to the Federal Aviation Act;

  (iii)  the Security Trustee has a duly perfected Lien of record in and to the Aircraft and the Airframe and Engines included in the Aircraft and the Lease;

  (iv)  the international interests of the Security Agreement as supplemented by the Security Agreement Supplement with respect to the Airframe and each Engine and the assignment of the international interest in respect of the Lease as supplemented by the Lease Supplement with respect to the Airframe and each Engine shall, in each case, have been registered with the International Registry, and there shall exist no other registered prospective international interest and no registered international interest on the International Registry in relation thereto (other than in respect of the Lease);

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  (v)  the representations and warranties of each of the Lessee, the Parent, the Borrower, the Owner Participant and WTC contained in this Agreement or any other Operative Document to which it is a party shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date); and

  (vi)  no event shall have occurred and be continuing which constitutes a Default or an Event of Default;

(i)  On the Closing Date, each of the Participants and the Security Trustee shall have received evidence reasonably satisfactory to it to the effect that the Security Trustee has a duly perfected Lien of record in the Sale Agreement.

(j)  The Uniform Commercial Code financing statements covering all the Liens created by or pursuant to the Security Agreement, the Beneficial Interest Pledge Agreement and the Lease shall have been authorized and delivered by the Borrower, the Lessee and the Owner Participant, as the case may be, and such financing statements or other statements or documents for the same purpose shall have been authorized to be filed in all places which the Security Trustee or its special counsel shall deem necessary or advisable.

(k)  The Security Trustee and each Participant shall have received a duly executed letter of undertaking, in form and substance reasonably satisfactory to the Security Trustee, together with certificates of insurance from such brokers as to the due compliance with the terms of the Lease and the Lessee Consent.

(l)     Each of the Participants and the Security Trustee shall have received an opinion addressed to each of them from, in each case in form and substance reasonably satisfactory to the Participants:

  (i)  Asset Finance Legal Counsel, P.C., special New York counsel to the Parent and the Owner Participant;

  (ii)  Daugherty, Fowler, Peregrin, Haught & Jenson, special FAA counsel;

  (iii)  Richards, Layton & Finger, P.A., special counsel to the Borrower; and

  (iv)  Ray, Quinney & Nebeker, special counsel to the Security Trustee.

in each case covering such additional matters as the Security Trustee or any Participant may reasonably request.

(m)  Parent shall have paid to Vedder Price P.C., such firm’s reasonable legal fees and expenses.

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(n)  On the Closing Date, the statements set forth in this paragraph shall be true and correct and the Security Trustee and each Participant shall have received certificates signed by an authorized officer or representative in the name and on behalf of the Parent, the Borrower, the Owner Participant and WTC certifying that (i) the respective representations and warranties of the Parent, the Borrower, the Owner Participant and WTC contained herein are correct as though made on and as of the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) to such officer or representative of the Parent, the Borrower, the Owner Participant and WTC’s Actual Knowledge, there are no Lessor Liens affecting the Mortgaged Property or any part thereof (other than Liens of the Security Trustee), (iii) to the Parent’s, the Borrower’s, the Owner Participant’s and WTC’s Actual Knowledge, no event has occurred and is continuing which constitutes, or with notice or lapse of time or both would constitute, due to any action or omission on the part of such officer, a Default or an Event of Default and (iv) all of the covenants and agreements of such person required to be performed on or as of the Closing Date have been performed.

(o)  The Security Trustee and the Participants shall have received the most recent financial statements of the Parent.

(p)  The Security Trustee and the Participants shall have reviewed the Lease Operative Documents and shall be satisfied with the terms and conditions thereof.

(q)  The Parent, the Owner Participant and the Borrower shall have delivered to the Security Trustee and each Participant any document reasonably requested by a Participant in order for such Participant to satisfy any “know your customer” requirements.

(r)  All appropriate action required to have been taken by any governmental or political agency, subdivision or instrumentality of the United States on or prior to the Closing Date in connection with the transaction contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transaction contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Closing Date.

3.2  Conditions Precedent to Borrower’s Obligation to Close. The obligation of the Borrower to borrow the Loan on the Closing Date from the Participants or to otherwise be obligated hereunder are subject to the following conditions precedent having been complied with to the satisfaction of or waived in writing by the Borrower on or before the Closing Date (each document, instrument, certificate, opinion or other paper referred to below to be in form and substance reasonably satisfactory to the Borrower and, unless otherwise specified, to be dated the Closing Date):

(a)  the documents set forth in Section 3.1(e) shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on the Closing Date and an executed copy of each shall have been delivered to the Borrower and to the Owner Participant;

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(b)  the opinions set forth in clauses (ii) and (iii) of Section 3.1(m) shall have been received by and addressed to the Borrower; and

(c)  the Borrower shall have received a duly authorized and completed IRS Form W-8BEN or form W-9, as applicable, from each Participant; and

(d)  the conditions precedent to the performance by the Owner Participant of its obligations under the Sale Agreement shall have been fulfilled to the reasonable satisfaction of, or waived by, the Owner Participant, and the Seller shall have tendered, or shall concurrently tender with the remittance of the Purchase Price inclusive of the Loan proceeds to the Seller, the Trust Estate to the Owner Participant in accordance with the Sale Agreement.

3.3  Conditions Subsequent. The following conditions subsequent shall be complied with to the satisfaction of or waived in writing by the Participants promptly upon receipt thereof (each document, instrument, certificate or other paper referred to below to be in form and substance reasonably satisfactory to the Participants):

(a)  promptly after the filings referenced in Section 3.1(h)(ii) have been duly recorded by the FAA, the Parent shall provide the Security Trustee with filed stamped copies of such recorded documents.

Section 4.  Representations and Warranties.

4.1  Parent. The Parent represents and warrants to each Participant and the Security Trustee as follows, such representations and warranties being made on the date of the execution and delivery of this Agreement, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date):

(a)  Organization, Corporate Authority, Etc. The Parent is a company duly organized and validly existing under the laws of Bermuda and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Parent’s business. The Parent has all requisite corporate power and authority to enter into and perform its obligations under the Parent’s Documents.

(b)  Authorization, Etc. This Agreement and the other Parent’s Documents have been duly authorized, executed and delivered by the Parent. This Agreement and the other Parent’s Documents constitute the legal, valid and binding obligations of the Parent, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally or by general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity).

(c)  No Violation. None of the execution, delivery or performance by the Parent of this Agreement or the Parent’s Documents, nor the consummation of any of the transactions contemplated hereby or thereby, will (i) contravene any applicable law binding on the Parent or any of its property, or any provision of the organizational documents of the Parent, or will result in a breach of, or constitute a default under, or contravene any provision of, any

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agreement or instrument to which the Parent is a party or by which the Parent or any of its property is bound; (ii) cause any limitation on the Parent or the power of its officers and directors, whether imposed by or contained in its organizational documents or any existing law, agreement or otherwise, to be exceeded; or (iii) result in the imposition of, or oblige it to create, any Lessor Lien attributable to the Parent (other than pursuant to a Loan Operative Document).

(d)  No Consents or Approvals. None of the execution, delivery or performance by the Parent of this Agreement or any other of the Parent’s Documents, nor the consummation by the Parent of any of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, except such as has been obtained or effected on or prior to the effective date hereof or is to be obtained or effected on or prior to the Closing Date.

(e)  No Defaults. The Parent is not in default under any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, which default or defaults, as the case may be, would have, in the aggregate, a material adverse effect on the Parent, or on any of the transactions contemplated by, or on the Parent’s ability to perform its obligations under, this Agreement or any other of its Parent’s Documents.

(f)  No Material Litigation. There are no pending or, to the Parent’s Actual Knowledge, threatened investigations, suits or proceedings against the Parent or affecting the Parent or its properties, which are reasonably likely to materially adversely affect the consummation of the transactions contemplated by, or the performance by the Parent of its obligations under, this Agreement or any other of its Parent’s Documents.

(g)  Public Offering. Neither it nor anyone it has authorized to act on its behalf has directly or indirectly offered any Loan Certificate or any interest in and to the Mortgaged Property or any similar securities relating to the Aircraft for sale to, or solicited any offer to acquire any of the same from, anyone, other than the Participant and not more than 35 other potential financiers.

(h)  No Event of Default or Loss. To the Parent’s Actual Knowledge, no Default, Event of Default or Event of Loss (or event which, with the passage of time would constitute an Event of Loss) has occurred.

(i)  Financial Statements. The Parent previously has furnished to the Participants its financial statements for the fiscal year ended December 31, 2009. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such date and for such period in accordance with GAAP. Since December 31, 2009, there has been no material adverse change in the business, prospects or condition, financial or otherwise, of the Parent and its subsidiaries, taken as a whole.

(j)  [Intentionally omitted.]

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(k)  Complete Documents. A copy of the Sale Agreement furnished to R3 Capital Partners Master, LP was true, correct and complete in all respects, and there are no amendments, supplements, letters or written or oral understandings modifying the terms of such copies. Copies of each Lease Operative Document furnished to R3 Capital Partners Master, LP were true, correct and complete copies of such documents provided to the Parent by the Seller, and to the Parent’s Actual Knowledge, there are no amendments, supplements, letters or written or oral understandings modifying the terms of such copies.

(l)  Inspection. The Parent has conducted and completed a physical and visual walk-around inspection of the Aircraft and its related records (the “Inspection”) and is satisfied with the condition of the Aircraft at Inspection. To the Parent’s Actual Knowledge, the Aircraft shall be, on the Closing Date, in the condition required under the Sale Agreement.

4.2  Owner Participant. The Owner Participant represents and warrants to each Participant and the Security Trustee as follows, such representations and warranties being made on the date of the execution and delivery of this Agreement, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date):

(a)  Organization, Corporate Authority, Etc. The Owner Participant is a company duly organized and validly existing under the laws of Ireland and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Owner Participant’s business. The Owner Participant has all requisite power and authority to enter into and perform its obligations under the Owner Participant’s Documents.

(b)  Authorization, Etc. This Agreement and the other Owner Participant’s Documents have been duly authorized, executed and delivered by the Owner Participant. This Agreement and the other Owner Participant’s Documents constitute the legal, valid and binding obligations of the Owner Participant, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity).

(c)  No Violation. None of the execution, delivery or performance by the Owner Participant of this Agreement or the other Owner Participant’s Documents, nor the consummation of any of the transactions contemplated hereby or thereby, will (i) contravene any applicable law binding on the Owner Participant or any of its property, or any provision of the organizational documents of the Owner Participant, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or any of its property is bound; (ii) cause any limitation on the Owner Participant, or the power of its officers and directors, whether imposed by or contained in its organizational documents or any existing law, agreement or otherwise, to be exceeded; or (iii) result in the imposition of, or oblige it to create, any Lessor Lien attributable to it otherwise (other than pursuant to a Loan Operative Document).

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(d)  No Consents or Approvals. None of the execution, delivery or performance by the Owner Participant of this Agreement or any other of the Owner Participant’s Documents, nor the consummation by the Owner Participant of any of the transactions contemplated hereby and thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, except such as has been obtained or effected on or prior to the effective date hereof or is to be obtained or effected on or prior to the Closing Date.

(e)  No Defaults. The Owner Participant is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its assets may be bound.

(f)  No Litigation. There are not pending or, to the Owner Participant’s Actual Knowledge, threatened investigations, suits or proceedings against the Owner Participant or affecting the Owner Participant or its properties.

(g)  Lessor Liens. The Mortgaged Property and the Pledged Beneficial Interests are free and clear of Lessor Liens attributable to it or the Parent (other than Liens of the Security Trustee).

(h)  Filings, Registrations, etc. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence in the United States of the Loan Operative Documents that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in the United States, except as expressly provided herein or therein, or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Loan Operative Documents, and no further action in the United States, including any filing or recording of any document, is necessary to establish and perfect (1) Borrower’s title to and interest in, and the Security Trustee’s security interest in, the Aircraft, the Lease and the other Mortgaged Property as against the Lessee, the Borrower and any third parties or (2) the Owner Participant’s title to and interest in, the Pledged Beneficial Interests, except for (i) the filing of financing statements under the Uniform Commercial Code in Delaware and the District of Columbia, (ii) the filing of a Form C1 at the Companies Registration Office in Dublin in respect of the Pledged Beneficial Interests within 21 days of the creation of the change under the Beneficial Interest Pledge Agreement, (iii) if available, the taking and retaining of possession by the Security Trustee of the chattel paper originals of the Lease, and (iv) the filing of international interests in respect of the Airframe and the Engines with the International Registry.

(i)  Security Interest. The security interest in the Mortgaged Property created pursuant to the Security Documents has been validly created, and no action (other than the filings referred to in Section 4.2(h)) is required to be taken by any person (other than the taking and retaining of possession of the original counterparts of the Lease, if available, and any instruments or investment property), in order for the full benefit of the security interest created thereby to vest in the Security Trustee on behalf of the Participants or in order to ensure the first priority perfected security interest of the Security Trustee for the benefit of the Participants in such Mortgaged Property will be maintained. The security interest in the Pledged Beneficial Interests created pursuant to the Beneficial Interest Pledge Agreement has been validly created on the date hereof, and no action (other than the filings referred to in Section 4.2(h)) is required to be taken

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by any person in order for the full benefit of the security interest created thereby to vest in the Security Trustee on behalf of the Participants or in order to ensure the first priority perfected security interest of the Security Trustee for the benefit of the Participants in the Pledged Beneficial Interest will be maintained.

(j)  Title. The Borrower has legal title to the Aircraft free and clear of Lessor Liens attributable to Borrower, the Owner Participant or Parent (other than the Lien of the Security Trustee).

(k)  Ownership. On the Closing Date, all of the Pledged Beneficial Interests shall be held by the Owner Participant.

(l)  Owner Participant Location. The location of the Owner Participant for purposes of Article 9 of the New York Uniform Commercial Code is Ireland or the District of Columbia.

4.3  WTC and Borrower. Each of WTC and the Borrower represents and warrants, as applicable and as to itself only, to each other party hereto as follows, such representations and warranties being made on the date of the execution and delivery of this Agreement, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date):

(a)  Organization, Corporate Authority, Etc. WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is a party, and has full right, power and authority to enter into and perform its obligations individually and in its capacity as owner trustee under the Trustee’s Documents, and the Borrower has full right, power and authority to enter into and perform its obligations under each of the Borrower’s Documents.

(b)  Authorization, Etc. Each of WTC and the Borrower represents and warrants that this Agreement, and, respectively, the other Trustee’s Documents and the other Borrower’s Documents, have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on its own behalf.

(c)  Legal, Valid and Binding. Each of WTC and the Borrower represents and warrants that this Agreement, and, respectively, the other Trustee’s Documents and the other Borrower’s Documents have been duly executed and delivered by it, and each thereof, as applicable, constitutes the legal, valid and binding obligation of WTC and the Borrower, enforceable against WTC and the Borrower in accordance with its respective terms.

(d)  No Violation. WTC represents and warrants that each of the Trustee’s Documents to which it is a party has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected. The Borrower represents that the

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Borrower’s Documents have been duly authorized by all necessary action, and neither the execution and delivery thereof nor performance by it of any of the terms and provisions thereof will (i) violate any Delaware state law or regulation or contravene or result in any breach of, or constitute any default under the Trust Agreement or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; (ii) cause any limitation on the Borrower, whether imposed by or contained in its organizational documents or any existing law, agreement or otherwise, to be exceeded; or (iii) result in the imposition of, or oblige it to create, any Lessor Lien attributable to it (other than pursuant to a Loan Operative Document).

(e)  WTC and Borrower Location. WTC represents and warrants that both the location of the Borrower for purposes of Article 9 of the New York Uniform Commercial Code and the place where it maintains its records concerning the Aircraft are Wilmington, Delaware. WTC agrees that it will not change the location of such office to a location outside of Wilmington, Delaware, without prior written notice to all parties.

(f)  Lessor Liens. The Mortgaged Property is free and clear of Lessor Liens attributable to WTC or the Borrower.

(g)  Title. The Borrower has the good and marketable title to the Aircraft.

(h)  Cape Town Convention. WTC and the Borrower: are transactional user entities or are otherwise duly qualified to consent to the registration of all international interests or other registrations to be made by or on behalf of the Security Trustee on the International Registry; are “situated”, for the purposes of the Cape Town Convention, in the United States; and have the power to “dispose” (as such term is used in the Cape Town Convention) of the Airframe and related Engines, and the Lease (if applicable).

(i)  Citizenship. Each of WTC and the Borrower is a “citizen of the United States” as that term is defined in the Federal Aviation Act.

4.4  Security Trustee. The Security Trustee represents and warrants as to itself (as set forth below) to each other party hereto as follows, such representations and being made on the Closing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date):

(a)  Organization, Corporate Authority, Etc. It is a national banking association duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Security Trustee’s Documents to which it is a party, and has full right, power and authority to enter into and perform its obligations individually and as Security Trustee under each of the Security Trustee’s Documents to which it is a party.

(b)  Authorization, Etc. Each of this Agreement and the other Security Trustee’s Documents to which it is a party have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on its own behalf.

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(c)  Legal, Valid and Binding. Each of the Security Trustee’s Documents to which it is a party has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, each thereof is the legal, valid and binding obligation of the Security Trustee, enforceable against the Security Trustee in accordance with its terms.

(d)  No Violation. Each of the Security Trustee’s Documents to which it is a party has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected.

(e)  Lessor Liens. The Mortgaged Property is free and clear of Lessor Liens attributable to the Security Trustee.

4.5  Each Participant. The original Participants, and each other Participant from time to time, by its acceptance of a Loan Certificate, represents and warrants that:

(a)  ERISA. No part of the funds to be used by a Participant to purchase its Loan Certificate constitutes assets for an “employee benefit plan” as defined in Section 3(3) of ERISA or of any “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

(b)  Purchase in Ordinary Course. Each Participant’s Loan Certificates are being acquired by it in the ordinary course of its commercial banking business or, if it is not a commercial bank, for its own account and/or for one or more separate accounts maintained by it, and that, if it is not a qualified institutional investor, it and/or such account is acquiring such Loan Certificate for investment and not with a view to any distribution thereof or with any present intention of distributing or selling the same, subject, however, to the disposition of its property being at all times within its control.

(c)  Lessor Liens. The Mortgaged Property is free and clear of Lessor Liens attributable to such Participant.

Section 5.  Certain Covenants.

5.1  The Parent, the Owner Participant and the Borrower. The Parent, the Owner Participant and the Borrower each covenants and agrees as follows:

(a)  Transfer. Except as expressly contemplated hereby and by the Operative Documents, none of the Parent, the Owner Participant or the Borrower shall directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to the Mortgaged Property, the Pledged Beneficial Interests, this Agreement or any of the other Operative Documents, without the prior written consent of the Security Trustee and the Participants, which consent may be withheld in their sole discretion.

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(b)  Lessor Liens. Each of the Parent, the Owner Participant and the Borrower covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens (other than Liens of the Security Trustee) attributable to it, with respect to any of the properties or assets of the Mortgaged Property or the Pledged Beneficial Interests, that it shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lessor Lien, and that it will cause restitution to be made to the Mortgaged Property or the Pledged Beneficial Interests in the amount of any diminution of the value thereof as the result of any Lessor Liens thereon attributable to it.

(c)  Existence, Etc. Each of the Parent, the Owner Participant and the Borrower will:

  (i)  preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises and, in the case of the Owner Participant and the Borrower, not change its location for purposes of Article 9 of the New York Uniform Commercial Code or name without the Security Trustee’s prior written consent;

  (ii)  comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities;

  (iii)  pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

  (iv)  keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

  (v)  permit representatives of any Participant or the Security Trustee, during normal business hours, to examine, copy and make extracts from the books and records of the Owner Participant and the Borrower and to discuss their business and affairs with their respective representatives or officers, as the case may be, all to the extent reasonably requested by such Participant or the Security Trustee, as the case may be.

(d)  Special Purpose. The Owner Participant and the Borrower will not:

  (i)  have any employees earning compensation;

  (ii)  except for the Loan and as expressly contemplated by the Operative Documents or ordinary overhead and corporate or limited liability company, as applicable, housekeeping expenses, incur or contract to incur any indebtedness;

  (iii)  engage in any activity other than the execution, delivery and performance of the Operative Documents, and activities incidental thereto, as well as ordinary corporate or limited liability company, as applicable, housekeeping activities;

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  (iv)  be or become subject to any Plan or Multiemployer Plan or have any ERISA Affiliate (each as defined in ERISA);

  (v)  except as required to perform its obligations under the Operative Documents, make or agree to make any capital expenditure;

  (vi)  create or own any subsidiary;

  (vii)  except as required to perform its obligations under the Operative Documents, make any investments or pledge any of its assets;

  (viii)  except as required to perform its obligations under the Operative Documents, declare or make any dividend payment or distribution to its members, beneficial owners or shareholders, as the case may be (other than in respect of Excluded Payments or any other payments which the Owner Participant or the Borrower is entitled to receive under the Security Agreement); or

  (ix)  incur any material obligation to any third party (excluding any payment or other obligation incurred pursuant to the Operative Documents).

(e)  Trust Agreement; Citizenship. The Owner Participant will comply with the provisions of the Trust Agreement applicable to it, and the Owner Participant will not terminate or revoke the Trust Agreement or the trusts created thereunder, without the prior written consent of the Participants, and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, without the prior written consent of the Participants, such consent not to be unreasonably withheld. The Owner Participant will not assign, novate or otherwise transfer any of its rights or obligations, in whole or in part, under the Trust Agreement (other than pursuant to the Beneficial Interest Pledge Agreement), without the prior written consent of the Participants. If (i) the Borrower ceases to be a “citizen of the United States” within the meaning of Section 40102(a)(15) of the Federal Aviation Act and (ii) the Aircraft shall or would thereupon become ineligible for registration in the name of the Borrower under the Federal Aviation Act as in effect at such time and the regulations then applicable thereunder, then the Owner Participant at its own expense shall promptly after obtaining Actual Knowledge thereof (and, in any event, within a period of 10 Business Days after obtaining such Actual Knowledge, but subject to the Lessee’s consent, the lapse of any notice period that pertains to such Transfer as set forth in the Lease Operative Documents and other conditions to such transfer set forth in the Lease Operative Documents that are out of the Borrower’s or the Owner Participant’s control) either transfer such of its right, title and interest in and to this Agreement and the other Operative Documents to a new owner participant reasonably acceptable to the Security Trustee and the Participants, or take such other action, as may be necessary to prevent any deregistration of the Aircraft. The Owner Participant hereby agrees to indemnify the Security Trustee and the Participants against any and all losses, liabilities and expenses incurred by the Security Trustee and the Participants to the extent that any such losses, liabilities or expenses relate to the Aircraft’s so becoming ineligible or ceasing to remain eligible for such registration or the Aircraft needing to be re-registered.

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(f)  Lease Monitoring. The Parent shall monitor the Lease on behalf of the Security Trustee until such time as the Lien of the Security Agreement shall have been discharged. Parent shall perform its lease monitoring services in accordance with its own internal policies and procedures and standards which are consistent with market practice by other aircraft lessors, and the Parent shall not discriminate in its monitoring of the Lease relative to other aircraft leases monitored by the Parent.

(g)  Obligations. The Owner Participant will cause the Borrower to duly and punctually perform its obligations as lessor under the Lease, and as borrower and mortgagor under the Borrower’s Documents.

(h)  Preservation of the Property. The Parent, the Owner Participant and the Borrower shall take all steps reasonably required by the Security Trustee to preserve or protect their respective interests and the interests of the Security Trustee in the Mortgaged Property and the Pledged Beneficial Interests.

(i)  [Intentionally Omitted.]

(j)  Loss Payee/Additional Insureds. The Parent and the Owner Participant will, through the Borrower, direct the Lessee to name the Security Trustee as the sole loss payee and the Participants as additional insureds in any insurance maintained pursuant to the Lease.

(k)  Inspection and Information. The Borrower agrees upon the reasonable request of the Security Trustee, to perform an inspection or to allow the Security Trustee or its designated representative to perform an inspection, of the Aircraft and/or Aircraft Documents to the extent permitted by, and in compliance with, Section 12 of the Lease and to provide copies of any inspection reports to the Security Trustee and the Participants.

(l)  Financial Statements, Etc. The Parent shall deliver to the Security Trustee and each Participant:

  (i)  within 120 days of the last day of the Parent’s fiscal year, the balance sheet and related statements of income, retained earnings and cash flows of the Parent as of the end of and for such year, all of which financial statements shall have been audited by independent public accountants of recognized standing to the effect that such financial statements of the Parent present fairly in all material respects the financial condition and results of operations of the Parent and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, but only if such financial statements are otherwise being so audited;

  (ii)  promptly after the Parent has Actual Knowledge that (x) any Lease Event of Default has occurred, (y) any Default has occurred or (z) any Lien has been levied on the Aircraft (other than Permitted Liens (excluding Lessor Liens)), a notice describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Parent has taken or proposes to take with respect thereto;

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  (iii)  notice of all material litigation involving the Parent, the Owner Participant or the Borrower; and

  (iv)  from time to time such other information regarding (i) the Aircraft (including, without limitation, its maintenance status, but solely to the extent available under the Lease Operative Documents) as any Participant may reasonably request or (ii) the financial condition, operations, business or prospects of the Parent, the Owner Participant, the Borrower or, to the extent available to the Parent, the Lessee as any Participant may reasonably request.

(m)  Aircraft Covenants Following Lease Termination. From and after the termination or expiration of the term of the Lease and return of the Aircraft to Lessor thereunder, the Parent and the Owner Participant will perform or cause to be performed all obligations of Lessee under the Lease (determined as if the term of the Lease had not so terminated or expired) to the extent related to the insurance and maintenance of the Aircraft thereunder (it being agreed that during such period the Aircraft will be stored and shall not, without the prior written consent of each Participant, be operated in flight).

5.2  Excess Payments. If (i) WTC, the Borrower, the Parent or the Owner Participant, becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, or subject to insolvency laws under its state of its organization, (ii) pursuant to such reorganization provisions or insolvency laws WTC, the Borrower, the Parent or the Owner Participant is required, by reason of WTC, the Borrower, the Parent, or the Owner Participant being held to have recourse liability to the holder(s) of the Loan Certificate(s) or to the Security Trustee, directly or indirectly (other than the recourse liability of WTC, the Borrower, the Parent or the Owner Participant expressly provided under this Agreement), to make payment on account of any amount payable as principal, premium, if any, or interest on the Loan Certificate(s) and (iii) any holder(s) of the Loan Certificate(s) or the Security Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Parent, the Owner Participant, the Borrower or WTC on account of (ii) above, then such holder(s) or the Security Trustee, as the case may be, shall promptly refund to the Parent, the Owner Participant, the Borrower or WTC (whichever shall have made such payment) such Excess Payment. For purposes of this Section 5.2, “Excess Payment” means the amount by which such payment exceeds the amount which would have been received by a holder of the Loan Certificate(s) or the Security Trustee if the Parent, the Owner Participant, the Borrower or WTC had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 5.2 constitutes an acceptance by the Parent, the Owner Participant, the Borrower or WTC of any recourse liability under this Section 5.2 if recourse to the Parent, the Owner Participant, the Borrower or WTC shall be applicable pursuant to clause (i) or (ii) of the preceding sentence. Nothing contained in this Section 5.2 shall prevent the holder of a Loan Certificate or the Security Trustee from enforcing any express personal recourse obligation (and retaining the proceeds thereof) of the Parent, the Owner Participant, the Borrower or WTC set forth in this Agreement or the Security Agreement (and any exhibits or annexes thereto).

5.3  [Intentionally omitted.]

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5.4  Section 2.13 of the Security Agreement. Each Participant, by its acceptance of a Loan Certificate (on its behalf and the behalf of its affiliates) shall be deemed to have agreed to the terms of the Security Agreement and shall be bound by the provisions thereof.

5.5  No Action Contrary to Lessee’s Rights Under the Lease. Notwithstanding any of the provisions of the Security Agreement to the contrary, and so long as no Lease Event of Default shall have occurred and be continuing, no Participant will take any action contrary to Lessee’s rights under the Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft.

5.6  WTC

(a)  Lessor Liens. WTC covenants and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it with respect to any of the properties or assets of the Mortgaged Property and it shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lessor Liens. WTC will hold harmless and indemnify the Participants and Security Trustee against any reduction in the amounts payable to such party from the Mortgaged Property as the result of any Lessor Liens thereon attributable to it.

(b)  Citizenship. WTC agrees that if at any time an officer or responsible employee of the Corporate Trust Department of WTC obtains Actual Knowledge that WTC or the Borrower has ceased to be a “Citizen of the United States” within the meaning of 49 U.S.C. § 40102(a)(15), it will promptly resign as owner trustee under the Trust Agreement, effective upon the appointment of a successor owner trustee in accordance with the Trust Agreement. WTC shall bear all costs and expenses incurred in connection with such resignation or transfer.

(c)  Trust Agreement. WTC will comply with the provisions of the Trust Agreement applicable to it, and WTC will not terminate or revoke the Trust Agreement or the trusts created thereunder, without the prior written consent of the Participants, and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, without the prior written consent of the Participants, such consent not to be unreasonably withheld.

Section 6.  The Security Trustee.

6.1  Appointment, Powers and Immunities. Each holder of a Loan Certificate hereby irrevocably appoints and authorizes Wells Fargo Bank Northwest, National Association to act as Security Trustee hereunder and under the other Operative Documents with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and of the other Operative Documents, together with such other powers as are reasonably incidental thereto. Wells Fargo Bank Northwest, National Association accepts such appointment. The Security Trustee (which term as used in this sentence and in Section 6.4 and the first sentence of Section 6.5 shall include reference to Wells Fargo Bank Northwest, National Association’s affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Operative Documents, and shall not by reason of this Agreement or any other Operative

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Document be a trustee for any holder of a Loan Certificate; (b) shall not be responsible to the holder of a Loan Certificate for any recitals, statements, representations or warranties contained in this Agreement or in any other Operative Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Loan Certificate or any other Operative Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Operative Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Operative Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Security Trustee may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agent or attorneys-in-fact selected by it in good faith.

6.2  Reliance by Security Trustee. The Security Trustee shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy or e-mail) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Trustee. As to any matters not expressly provided for by this Agreement or any other Operative Document, the Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Participants.

6.3  Defaults. The Security Trustee shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loan Certificate) unless the Security Trustee has received notice from a holder of a Loan Certificate or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Security Trustee receives such a notice of the occurrence of a Default, the Security Trustee shall give prompt notice thereof to the holders of Loan Certificates (and shall give each holder of a Loan Certificate, the Borrower and the Parent prompt notice of each such non-payment). The Security Trustee shall (subject to Section 6.6) take such action with respect to such Default as shall be directed by the Required Participants.

6.4  Indemnification. The holders of Loan Certificates agree to indemnify the Security Trustee ratably in accordance with their respective Loan Certificates, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Security Trustee (including by any holder of a Loan Certificate) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Operative Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no holder of a Loan Certificate shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Security Trustee.

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6.5  Non-Reliance on Security Trustee and Other Holder of a Loan Certificate. Each holder of a Loan Certificate agrees that it has, independently and without reliance on the Security Trustee or any other holder of a Loan Certificate, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Lessee and decision to enter into the Operative Documents to which it is or is to be a party and that it will, independently and without reliance upon the Security Trustee or any other holder of a Loan Certificate, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Security Trustee shall not be required to keep itself informed as to the performance or observance by the Borrower, the Parent or the Lessee of this Agreement or any of the other Operative Documents or any other document referred to or provided for herein or therein or to inspect their respective properties or books. Except for notices, reports and other documents and information expressly required to be furnished to the holders of Loan Certificates by the Security Trustee hereunder, the Security Trustee shall not have any duty or responsibility to provide any holder of a Loan Certificate with any credit or other information concerning the affairs, financial condition or business of Borrower, Lessee (or any of their affiliates) that may come into the possession of the Security Trustee or any of its affiliates.

6.6  Failure to Act. Except for action expressly required of the Security Trustee hereunder and under the other Operative Documents, the Security Trustee shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the holders of Loan Certificates of their indemnification obligations under Section 6.4 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

6.7  Resignation or Removal of Security Trustee. Subject to the appointment and acceptance of a successor Security Trustee as provided below, the Security Trustee may resign at any time by giving notice thereof to the holders of Loan Certificates and the Borrower, and the Security Trustee may be removed at any time with or without cause by the Required Participants. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Security Trustee which shall be a bank with a combined capital and surplus of at least $500,000,000 experienced in aircraft financing transactions. If no successor Security Trustee shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days after the retiring Security Trustee’s giving of notice of resignation or the Required Participants’ removal of the retiring Security Trustee, then the retiring Security Trustee may, on behalf of the holders of Loan Certificates, appoint a successor Security Trustee, that shall be a bank with a combined capital and surplus of at least $500,000,000 experienced in aircraft financing transactions. Upon the acceptance of any appointment as Security Trustee hereunder by a successor Security Trustee, such successor Security Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Trustee, and the retiring Security Trustee shall be discharged from its duties and obligations hereunder. After any retiring Security Trustee’s resignation or removal hereunder as Security Trustee, the provisions of this Section 6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Trustee. Unless an Event of Default has occurred and is continuing, a successor Security Trustee shall be reasonably acceptable to the Borrower.

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Section 7.  Limited Recourse Basis.

7.1  Limited Recourse Basis. (a) The Borrower, as security for, among other things, its obligations under this Agreement, shall mortgage and create a Lien in favor of the Security Trustee in and upon the Mortgaged Property upon and subject to the terms of the Security Agreement.

(b)  In recognition of the Borrower granting the security referred to in Section 7.1(a), the Security Trustee and each Participant is prepared to limit its recourse against the Borrower under this Agreement and the Security Agreement as provided in Sections 7.1(c) and 7.1(d).

(c)  Notwithstanding any other provision of this Agreement (except in this Section 7) or the other Loan Operative Documents to the contrary, all amounts payable or expressed to be payable to or for the account of the Participants or the Security Trustee by the Borrower under this Agreement and the other Operative Documents shall be payable by the Borrower only from and to the extent of sums paid to or received or recovered by the Borrower or any person (including, without limitation, the Security Trustee as assignee or as mortgagee and any liquidator, receiver, administrator, administrative receiver, examiner, trustee or officer of, or creditor of, the Borrower or any of its respective assets) claiming through or on behalf of, or in place of, the Borrower (whether as a result of any judgment or order of any court in any bankruptcy, liquidation, examinership or dissolution or otherwise pursuant to the provisions of the Lease) from or out of the property comprised of (i) the Mortgaged Property (including any proceeds of realization or enforcement of any of the Operative Documents), (ii) the Pledged Beneficial Interests (including any proceeds of realization or enforcement of the Beneficial Interest Pledge Agreement), (iii) any monies otherwise received by Borrower (other than Excluded Payments) and (iv) any monies paid to the Security Trustee pursuant to Section 3.03 of the Security Agreement (collectively, the “Received Amounts”), and none of the Borrower, WTC, the Owner Participant or the Parent shall be liable for such amounts which are so payable or expressed to be so payable to or for account of the Participants or the Security Trustee, except to the extent that they receive or recover (and do not have to repay as aforesaid) any of the Received Amounts from any person and fail to pay the same to the Participants or the Security Trustee, and except as provided in Sections 7.1(d).

(d)  If any Recourse Obligation (as defined below) occurs then the Borrower shall be personally and fully liable for, and the Borrower shall (in the currency in which the same are suffered or incurred) pay when due the amounts owed to the Participants and the Security Trustee to satisfy such Recourse Obligation and each Participant and Security Trustee shall be at liberty to pursue all of its rights and remedies against the Borrower (and the Guaranty) on a full recourse basis if they fail to pay such amounts when due.

For the purposes of this Section 7.1(d), the term “Recourse Obligation” means (i) the representations and warranties of the Borrower hereunder, (ii) the obligations of the Borrower to pay all amounts owing by it under the Loan Operative Documents (other than the principal of and interest on the Loan Certificates and interest accruing with respect thereto at the Past Due Rate), (iii) the covenants of the Borrower under Section 5, and (iv) the obligations of the Borrower under the Lease and the Sale Agreement.

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7.2  Non-Derogation. The provisions of Section 7.1 shall not limit or restrict in any way the accrual of interest (including default interest) on any amount payable by the Borrower that does not constitute Recourse Obligations or derogate from or otherwise limit the right of recovery, realization or application by the Security Trustee, the Participants and each of them under and pursuant to the Security Agreement and the Mortgaged Property by the receipt or realization of or enforcement against the property and rights comprised in the Mortgaged Property.

Section 8.  Miscellaneous.

8.1  Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Agreement to be made, given, furnished or filed shall be in writing, personally delivered or delivered by a commercial carrier, or by facsimile, and addressed to such address as set forth on Schedule I hereto. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Agreement. Any notice given as provided in this Section 8.1 shall be deemed effective and given for the purposes of the Operative Documents on the date on which it is received (or delivery refused) by the addressee.

8.2  Rights Cumulative. The rights and remedies of the Security Trustee and the Participants under this Agreement, the Security Agreement, the Loan Certificates and the other Operative Documents shall be cumulative and not exclusive of nor limiting upon any rights or remedies that it otherwise has, and no failure or delay by the Security Trustee or any Participant in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

8.3  Waivers; Amendments. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.4  Assignment. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Participant shall bind the successors and assigns of such holder.

8.5  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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[Loan Agreement (N668DN)]

8.6  Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

8.7  Governing Law; Counterpart Form. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

8.8  Waiver of Jury. THE BORROWER, THE PARENT, THE OWNER PARTICIPANT, WTC, EACH PARTICIPANT AND THE SECURITY TRUSTEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE SECURITY AGREEMENT, THE LOAN CERTIFICATES OR THE OTHER OPERATIVE DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

8.9  Jurisdiction. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York County for the purpose of all legal proceedings arising out of or relating to this Agreement, the other Operative Documents or the transactions contemplated hereby and thereby. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

8.10  Expenses. The Parent agrees to pay or reimburse each of the Participants and the Security Trustee for paying: (a) all costs and expenses of the Participants and the Security Trustee reasonably incurred by them (including, without limitation, the reasonable fees and expenses of Vedder Price P.C., special counsel to the Participants), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the extension of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Operative Documents which arise from a specific request of the Borrower; (b) all reasonable costs and expenses of the Participants and the Security Trustee (including, without limitation, reasonable counsels’ fees; provided, however, that it is understood that the Borrower will not be responsible for the fees and expenses of separate counsel for the Participants and the Security Trustee, but only for one lead counsel) in connection with (i) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated), of the obligations of the Borrower hereunder other than costs or expenses (x) resulting directly from a Lease Event of Default for

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[Loan Agreement (N668DN)]

which Lessee is required to indemnify under the Lease and (y) which do not arise from a specific request by the Parent or the Borrower to restructure the transactions contemplated by the Loan Operative Documents, and (ii) the enforcement of this Section 8.10; (c) all charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Operative Document or any other document referred to therein; and (d) all annual fees and reasonable costs (including, without limitation, the reasonable fees and expenses of counsel) of the Borrower, WTC and the Security Trustee.

8.11  Limitation on Liability. WTC is executing this Agreement solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall WTC (or any entity acting as owner trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Borrower hereunder, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through, or under such party; provided, however, that WTC (or any such successor trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

*    *    *

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[Loan Agreement (N668DN)]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement (N668DN) to be executed by their duly authorized officers or attorneys in fact all as of the day and year first written above.

GREENWICH KAHALA AVIATION LTD., as Parent

By: /s/ Michael Howard Name: Michael Howard Title: CFO, Secretary

GKA LEASING 25141 LIMITED, as Owner Participant

By: /s/ Michael Howard Name: Michael Howard Title: Director

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as owner trustee, as Borrower

By: /s/ Anita Roselli Woolery Name: Anita Roselli Woolery Title: Assistant Vice President

R3 CAPITAL PARTNERS MASTER, LP, as Participant

By: Blackrock Investment Management, LLC, its investment advisor

By: /s/ Scott Takson Name: Scott Takson Title: Managing Director

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[Loan Agreement (N668DN)]

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Security Trustee

By: /s/ Jon Croasmun Name: Jon Croasmun Title: Vice President

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[Loan Agreement (N668DN)]

SCHEDULE I

PARTICIPATION COMMITMENTS

Participant	Participation Percentage

R3 CAPITAL PARTNERS MASTER, LP	100%

ADDRESS FOR NOTICES/PAYMENT INSTRUCTIONS

R3 CAPITAL PARTNERS MASTER, LP, as Participant
55 East 52nd Street
New York, New York 10055
Attention: Loan Products
Facsimile: (347) 962-3454
Telephone: (609) 282-2151

Wiring Instructions:

Bank: CITIBANK N.A.
Account No.: 40804003
ABA No.: 021000089
Acct Name: Credit Suisse
FFC Account Reference: R3 Capital Master LP
FFC A/C#: 7374F0
Reference: GKA Leasing/N668DN

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee

299 S. Main Street,
12th Floor
MAC U1228-120
Salt Lake City, UT 84111
Attention: Corporate Trust Department
Facsimile: 801-246-5053
Telephone: 801-246-5630

Wiring Instructions:

Bank: Wells Fargo Bank Northwest NA
Account No.: 0510922115
ABA No.: 121000248
Attention: Corporate Trust Lease Group
Reference: N668DN/Trust Account #47971

SCHEDULE I

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[Loan Agreement (N668DN)]

GREENWICH KAHALA AVIATION LTD., as Parent Fitzwilliam Hall Fitzwilliam Place Dublin 2 Ireland Attention: Chief Financial Officer Facsimile: +353 1 6694749 Telephone: +353 1 6694732

GKA LEASING 25141 LIMITED, as Owner Participant Fitzwilliam Hall Fitzwilliam Place Dublin 2 Ireland Attention: Chief Financial Officer Facsimile: +353 1 6694749 Telephone: +353 1 6694732

WILMINGTON TRUST COMPANY, as Borrower Rodney Square North 1100 N. Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Admin. Facsimile: 302-636-4140/4141 Telephone: 302-636-6000

Payment Details:

Wilmington Trust Company ABA: 031100092 A/C: 028967-001 Ref: Delta N668 Attn: Sean Baker

SCHEDULE I

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[Loan Agreement (N668DN)]

ANNEX A

LOAN AMORTIZATION SCHEDULE*

Payment Date	Original Amount To Be Paid	Interest Amount To Be Paid	Total Amount To Be Paid	Principal Balance

1-Oct-10	$0	$0	$0	$7,160,960
15-Oct-10	153,167	34,333	187,500	7,007,793
15-Nov-10	113,102	74,398	187,500	6,894,691
15-Dec-10	116,664	70,836	187,500	6,778,027
18-Jan-11	108,578	78,922	187,500	6,669,449
15-Feb-11	123,546	63,954	187,500	6,545,903
15-Mar-11	124,731	62,769	187,500	6,421,172
15-Apr-11	119,330	68,170	187,500	6,301,842
16-May-11	120,597	66,903	187,500	6,181,245
15-Jun-11	123,994	63,506	187,500	6,057,251
15-Jul-11	125,268	62,232	187,500	5,931,983
15-Aug-11	124,523	62,977	187,500	5,807,459
15-Sep-11	125,845	61,655	187,500	5,681,614
17-Oct-11	125,236	62,264	187,500	5,556,378
15-Nov-11	132,317	55,183	187,500	5,424,061
15-Dec-11	131,773	55,727	187,500	5,292,288
17-Jan-12	127,690	59,810	187,500	5,164,598
15-Feb-12	136,208	51,292	187,500	5,028,390
15-Mar-12	137,561	49,939	187,500	4,890,830
16-Apr-12	133,902	53,598	187,500	4,756,928
15-May-12	140,257	47,243	187,500	4,616,672
15-Jun-12	138,487	49,013	187,500	4,478,184
16-Jul-12	139,958	47,542	187,500	4,338,227
15-Aug-12	142,929	44,571	187,500	4,195,297
17-Sep-12	140,087	47,413	187,500	4,055,210
15-Oct-12	148,614	38,886	187,500	3,906,596
15-Nov-12	146,026	41,474	187,500	3,760,570
17-Dec-12	146,288	41,212	187,500	3,614,281
15-Jan-13	151,605	35,895	187,500	3,462,677
15-Feb-13	150,739	36,761	187,500	3,311,938
15-Mar-13	155,742	31,758	187,500	3,156,196
15-Apr-13	153,992	33,508	187,500	3,002,204
15-May-13	156,655	30,845	187,500	2,845,548
17-Jun-13	155,341	32,159	187,500	2,690,207
15-Jul-13	161,703	25,797	187,500	2,528,503

ANNEX A

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[Loan Agreement (N668DN)]

Payment Date	Original Amount To Be Paid	Interest Amount To Be Paid	Total Amount To Be Paid	Principal Balance

15-Aug-13	160,656	26,844	187,500	2,367,847
16-Sep-13	161,551	25,949	187,500	2,206,296
15-Oct-13	15,588	21,912	37,500	2,190,708
21-Oct-13	0	4,501	4,501	2,190,708
20-Nov-13	0	23,858	23,858	2,190,708
20-Dec-13	0	23,858	23,858	2,190,708
21-Jan-14	$2,190,708	$25,448	$2,216,156	$0

*	If the Maturity Date is extended to January 20, 2016, this schedule shall be amended as provided in Section 2.3 of the Loan Agreement.

ANNEX A